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                                                                    EXHIBIT 10.1

                       CERTIFICATE OF REVERSE STOCK SPLIT
                                       FOR
                           TEXAS EQUIPMENT CORPORATION

         The undersigned, being the duly elected President and Secretary, respectively, of TEXAS EQUIPMENT CORPORATION (the "Corporation"), a Nevada corporation, hereby certify for the purposes of Nevada Revised Statutes 78.209 as follows:

         1. The Board of Directors of the Corporation approved a one-for-seven reverse stock split (the "Reverse Split") of the Corporation's authorized, issued and outstanding common stock, par value $.001 per share ("Common Stock") at a meeting of the Board of Directors of the Corporation held on June 14, 1999 (subsequent to an initial tentative approval of such Reverse Split by the Board of Directors on August 7, 1998, at which time the Board of Directors directed that the matter be submitted to a vote of the Company's shareholders).

         2. The total number of authorized shares of Common Stock before the effective date of the Reverse Split was fifty million (50,000,000) shares, having a par value of $.001 per share.

         3. The total number of authorized shares of Common Stock after the effective date of the Reverse Split shall be fifty million (50,000,000) shares, having a par value of $.001 per share.

         4. The Corporation shall issue one (1) share of Common Stock in exchange for every seven (7) shares of Common Stock issued and outstanding immediately prior to the effective date of the Reverse Split.

         5. Fractional shares resulting from the Reverse Split will be redeemed on the basis of the proportionate fraction of the average of the closing bid and asked prices of the pre-Reverse Split Common Stock over the five business day period ending September 6, 1999.

         6. The approval of the stockholders of the Corporation for the Reverse Split was obtained at an annual meeting conducted on August 7, 1998 by a vote of 20,006,146 in favor (in excess of 81% of the shares outstanding), 169,444 opposed and 41,300 abstaining.

         7. The Reverse Split shall be effective at 5:00 p.m., New York time on September 7, 1999.

         Dated: September 1, 1999.

                                      /s/ Paul J. Condit
                                      ------------------------------------------
                                      PAUL J. CONDIT, President, Chief Executive
                                      Officer and Chairman of the Board

                                      /s/ E.A. Milo Mattorano
                                      ------------------------------------------
                                      E.A. Milo Mattorano, Assistant Secretary

STATE OF TEXAS             )
COUNTY OF GAINES           )

         The foregoing instrument was acknowledged before me this 1st day of September , 1999, by Paul J. Condit and E.A. Milo Mattorano, as President and Assistant Secretary, respectively, of Texas Equipment Corporation, a Nevada corporation, on behalf of the Corporation, who is personally known to me and who did not take an oath.

                                      /s/ Laura Shain
                                      ------------------------------------------
                                      Notary Public, State of Texas